Exhibit 10.28

McJunkin Red Man Holding Corporation

2011 Omnibus Incentive Plan

Effective November 10, 2011

McJunkin Red Man Holding Corporation

2011 Omnibus Incentive Plan

Article 1. Establishment, Purpose and Duration

1.1. Establishment. McJunkin Red Man Holding Corporation, a Delaware corporation, establishes an incentive compensation plan to be known as the McJunkin Red Man Holding Corporation 2011 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

1.2. Purpose of this Plan. The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by:

(a)	motivating superior performance by means of performance-related incentives,

(b)	encouraging and providing for the acquisition of an ownership interest in the Company by Employees, Directors and Consultants, and

(c)	enabling the Company to attract and retain qualified and competent persons to serve as members of management, on the Board of Directors and as Consultants to the Company.

1.3. Effective Date; Duration of this Plan. The effective date of the Plan shall be date the Plan is adopted by the Board (the “Effective Date”), subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company in accordance with the applicable laws of the State of Delaware within twelve (12) months after the adoption of the Plan by the Board. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word shall be capitalized.

2.1. “Affiliate” shall mean, with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.

2.2. “Annual Award Limits” has the meaning set forth in Section 4.3.

2.3. “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4. “Award Agreement” means either:

(a)	a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or

(b)	a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof.

The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5. “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations promulgated under the Exchange Act.

2.6. “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7. “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 12.

2.8. “Cause” means, unless otherwise set forth in an award Agreement, any one of the following:

(a)	willful misconduct of the Participant that would reasonably be expected to have more than a de minimis adverse effect on the business or financial condition of the Company or any Subsidiary;

(b)	willful refusal by the Participant to perform his or her duties which is not cured within three (3) business days after receiving written notice from the Company thereof;

(c)	willful failure to observe material policies generally applicable to Employees of the Company unless such failure is capable of being cured and is cured within 10 days of the Participant receiving written notice of such failure;

(d)	the conviction of the Participant by a court of competent jurisdiction of a felony or entering the plea of guilty or nolo contendere to such crime by the Participant; or

(e)	the commission of an act of theft, fraud, dishonesty or insubordination that is materially detrimental to the Company or any Subsidiary.

2.9. “Change in Capitalization” means any increase or reduction in the number of Shares, any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or any exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, separation, spin-off, split-up, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, extraordinary cash dividend or other distribution of stock or property of the Company, combination or exchange of shares, repurchase of shares, change in corporate structure or any similar corporate event or transaction.

2.10. A “Change in Control” means the occurrence of any of the following:

(a)	An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any Person, immediately after which such Person has Beneficial Ownership of more than fifty percent (50%) of:

(i)	the then-outstanding Shares or

(ii)	the combined voting power of the Company’s then-outstanding Voting Securities;

provided, however, that in determining whether a Change in Control has occurred pursuant to this Section 2.10(a), the acquisition of Shares or Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute a Change in Control. A “Non-Control Acquisition” means an acquisition by:

(x)	an employee benefit plan (or a trust forming a part thereof) maintained by:

(A)	the Company or

(B)	any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”),

(y)	the Company, any Principal Stockholder or any Related Entity, or

(z)	any Person in connection with a Non-Control Transaction (as hereinafter defined);

(b)	The consummation of:

(i)	A merger, consolidation or reorganization (x) with or into the Company or (y) in which securities of the Company are issued (each, a “Merger”), unless such Merger is a Non-Control Transaction. A “Non-Control Transaction” means a Merger in which:

(A)	the shareholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least a majority of the combined voting power of the outstanding voting securities of:

(1)	the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”) or

(2)	if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(B)	the individuals who were members of the Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of:

(1)	the Surviving Corporation, if there is no Parent Corporation, or

(2)	if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

(C)	no Person other than:

(1)	the Company or another corporation that is a party to the agreement of Merger,

(2)	any Related Entity,

(3)	any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or

(4)	any Person who, immediately prior to the Merger, had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Shares or Voting Securities,

has Beneficial Ownership, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities or common stock of:

(x)	the Surviving Corporation, if there is no Parent Corporation, or

(y)	if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(ii)	A complete liquidation or dissolution of the Company; or

(iii)	The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity or (y) the distribution to the Company’s shareholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company and, after such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

2.11. “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.12. “Commission” means the Securities and Exchange Commission.

2.13. “Committee” means the Compensation Committee of the Board or a subcommittee thereof or any other committee designated by the Board to administer this Plan as provided in Article 3.

2.14. “Company” means McJunkin Red Man Holding Corporation, and any successor thereto as provided in Section 22.22.

2.15. “Consultant” means any consultant or advisor who is a natural person and who renders services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

2.16. “Covered Employee” means, for any Performance Period:

(a)	an Employee who

(i)	as of the beginning of the Performance Period is an officer subject to Section 16 of the Exchange Act, and

(ii)	prior to determining Performance Measures for the Performance Period pursuant to Section 14, the Committee designates as a Covered Employee for purposes of this Plan; provided that, if the Committee does not make the designation in clause (ii) for a Performance Period, all Employees described in clause (i) shall be deemed to be Covered Employees for purposes of this Plan, and

(b)	any other Employee that the Committee designates as a Covered Employee for purposes of this Plan.

2.17. “Director” means any individual who is a member of the Board of Directors.

2.18. “Disability” means permanent and total disability as defined in Code Section 22(e)(3). A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant shall submit to any reasonable examination(s) required by such physician upon request. Notwithstanding the foregoing provisions of this paragraph, in the event any Award is considered to be “deferred compensation” as that term is defined under Code Section 409A, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Code Section 409A, the definition of “Disability” for purposes of such Award shall be the definition of “disability” provided for under Code Section 409A and the regulations or other guidance issued thereunder.

2.19. “Dividend Equivalent” means a credit, made at the discretion of the Committee or as provided for under an Award Agreement, to the account of a Participant in an amount equal to the dividends paid on one Share for each Share represented by an Award held by such Participant.

2.20. “Domestic Relations Order” has the meaning set forth in Section 6.6.

2.21. “Effective Date” has the meaning set forth in Section 1.3.

2.22. “Eligible Individual” means any Employee, Director or Consultant.

2.23. “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or any Subsidiary, or between the Company and any Subsidiaries.

2.24. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.25. “Extraordinary Items” means:

(a)	extraordinary, unusual or nonrecurring items of gain or loss;

(b)	gains or losses on the disposition of a business;

(c)	changes in tax or accounting regulations or laws; or

(d)	the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report.

2.26. “Fair Market Value” or “FMV” means, as applied to a specific date, the price of a Share that is based on the opening, closing, actual, high, low or average selling price of a Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a Share at the close of the primary trading session of the applicable exchange on the most recent date on which Shares were publicly traded. If Shares are not traded on any established stock exchange or national market system, at the time a determination of the Fair Market Value of the Common Stock is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its discretion. In this respect, the Committee may rely on such financial data, appraisals, valuations, experts, and other sources as, in its sole and absolute discretion, it deems advisable under the circumstances. To the extent that the Committee deems it appropriate and advisable, such Fair Market Value shall be determined by the Committee consistent with the requirements of Section 409A for valuing stock rights.

2.27. “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.28. “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7.

2.29. “Incentive Stock Option” or “ISO” means an Award granted pursuant Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.

2.30. “Initial Public Offering” means the consummation of the first public offering of Shares pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the Commission.

2.31. “Nonemployee Director” means a Director who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.32. “Nonqualified Stock Option” means an Award granted pursuant to Article 6 that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.33. “Option” means an Award granted to a Participant pursuant to Article 6, which Award may be an Incentive Stock Option or a Nonqualified Stock Option.

2.34. “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.35. “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan that is granted pursuant to Article 12.

2.36. “Outside Director” means a Director who is an “outside director” within the meaning of Code Section 162(m).

2.37. “Participant” means any Eligible Individual as set forth in Article 5 to whom an Award is granted.

2.38. “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award that does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.39. “Performance-Based Restricted Stock” has the meaning set forth in Section 8.2.

2.40. “Performance Measures” means measures, as described in Section 14.2, upon which performance goals are based for any Awards (other than Options or SARs) intended to qualify as Performance-Based Compensation.

2.41. “Performance Period” means the period of time during which pre-established performance goals must be met in order to determine the degree of payout or vesting with respect to an Award.

2.42. “Performance Share Unit” means an Award granted pursuant to Article 10.

2.43. “Performance Unit” means an Award granted pursuant to Article 11.

2.44. “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a risk of forfeiture (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Articles 8 and 9.

2.45. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof.

2.46. “Plan” means this McJunkin Red Man Holding Corporation 2011 Omnibus Incentive Plan, as the same may be amended from time to time.

2.47. “Principal Stockholder” means each of GS Capital Partners V Fund, L.P., a Delaware limited partnership, GS Capital Partners V Offshore Fund, L.P., a Cayman Islands exempted limited partnership, GS Capital Partners V Institutional, L.P., a Delaware limited partnership, GS Capital Partners V GmbH & Co. KG, a German limited partnership, GS Capital Partners VI Fund, L.P., a Delaware limited partnership, GS Capital Partners VI Offshore Fund, L.P., a Cayman Islands exempted limited partnership, GS Capital Partners VI Parallel, L.P., a Delaware limited partnership, and GS Capital Partners VI GmbH & Co. KG, a German limited partnership so long as those entities collectively maintain ownership in excess of 35% of the then outstanding Shares or the combined voting power of the Company’s then outstanding Voting Securities. At such time as those entities cease to maintain ownership in excess of 35% of the then outstanding Shares or the combined voting power of the Company’s then outstanding Voting Securities, no Principal Stockholder will exist.

2.48. “Restricted Stock” means an Award granted pursuant to Article 8.

2.49. “Restricted Stock Unit” means an Award granted pursuant to Article 9.

2.50. “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor act thereto.

2.51. “Share” means a share of common stock of the Company.

2.52. “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 7.

2.53. “Subsidiary” means

(a)	except as provided in Section 2.51(b) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company, and

(b)	in relation to the eligibility to receive Options or Awards (other than Incentive Stock Options) and continued employment for purposes of Options and Awards (unless the Committee determines otherwise), any entity, whether or not incorporated,

(i)	in which the Company directly or indirectly owns at least 50% or more of the outstanding equity or other ownership interests or

(ii)	that is an Affiliate of the Company.

2.54. “Termination”, “Terminated” or “Terminates” means

(a)	with respect to a Participant that is an employee, the date the Participant ceases to be employed by the Company and its Subsidiaries,

(b)	with respect to a Participant that is a Consultant, the date the Participant ceases to provide services to the Company and its Subsidiaries or

(c)	with respect to a Participant that is a nonemployee director, the date such individual ceases to provide services to the Board or the board of directors (or similar governing body) of any Subsidiary, in each case, for any reason whatsoever (including by reason of death, Disability or adjudicated incompetency). Unless otherwise set forth in an Award Agreement,

(x)	if a Participant is both an Employee and a director and terminates as an Employee but remains as a nonemployee director, the Participant will be deemed to have continued in employment without interruption and shall be deemed to have Terminated upon ceasing to be a director and

(y)	if an Employee or nonemployee director ceases to provide services in such capacity and becomes a Consultant, the Participant will be deemed to have been Terminated upon the cessation of services as an Employee or nonemployee director.

2.55. “Transition Period” means the period beginning with an Initial Public Offering and ending as of the earlier of:

(i)	the date of the first annual meeting of shareholders of the Company at which Directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Initial Public Offering occurs and

(ii)	the expiration of the “reliance period” under Treasury Regulation Section 1.162-27(f)(2).

Article 3. Administration

3.1. General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan.

3.2. Authority of the Committee. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a) To determine from time to time which Eligible Individuals shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award, and the number of Shares subject to an Award;

(b) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c) To approve forms of Award Agreements for use under the Plan;

(d) To determine Fair Market Value of a Share in accordance with Section 2.25 of the Plan;

(e) To amend any Award Agreement in any manner not prohibited by any provision of the Plan;

(f) To adopt sub-plans or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans or special provisions may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such sub-plans or special provisions, the provisions of the Plan shall govern;

(g) To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;

(h) To determine whether Awards will be settled in shares of common stock, cash or a combination thereof;

(i) To determine whether Awards will provide for Dividend Equivalents;

(j) To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(k) To authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards subject to any applicable shareholder approval requirements set forth in Section 20.1 of the Plan; and

(l) To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, (i) restrictions under a Company trading policy and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

3.3. Board Reservation and Delegation. (a) Except to the extent necessary for any Award or Option intended to qualify as Performance-Based Compensation to so qualify, the Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder. To the extent the Board has reserved to itself or exercised the authority and responsibility of the Committee, all references to the Committee in the Plan shall be to the Board.

(b) The Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. To the extent permitted by applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee:

(i)	designate Eligible Individuals to be recipients of Awards; and

(ii)	determine the size of any such Awards;

provided, however, that:

(A)	the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an officer subject to Section 16 of the Exchange Act;

(B)	such delegation shall only be effective to the extent that the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and

(C)	the officer(s) shall report periodically (not less frequently than annually) to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

3.4 Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan and the terms and provision of Awards under the Plan.

3.5. No Repricing of Options or SARs. The Committee shall have no authority to make any adjustment (other than in connection with a Change in Capitalization or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no adjustment or amendment shall be made, that reduces or would have the effect of reducing the Option Price of an Option or the Grant Price of an SAR previously granted under the Plan, whether through amendment, cancellation or replacement grants or other means, unless the Company’s shareholders shall have approved such adjustment or amendment.

Article 4. Shares Subject to This Plan and Maximum Awards

4.1. Number of Shares Authorized and Available for Awards. Subject to adjustment as provided under the Plan and the following provisions of this Article 4, the total number of Shares that are available for Awards under the Plan shall be equal to 6,500,000. Such Shares may be authorized and unissued Shares or treasury Shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the authorized Shares may be used for any type of Award under the Plan, and any or all of the Shares may be allocated to Incentive Stock Options.

4.2. Share Usage. The Committee shall determine the appropriate method for determining the number of Shares available for grant under the Plan, subject to the following:

(a) In the event that an Award is granted that, pursuant to the terms of the Award Agreement, cannot be settled in Shares, the aggregate number of Shares that may be made the subject of Awards under the Plan shall not be reduced. Any Shares related to an Award granted under this Plan that (i) terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, (ii) is settled in cash in lieu of Shares, or (iii) is exchanged with the Committee’s permission, prior to the issuance of Shares, for an Award pursuant to which no Shares may be issued, shall again be available for Awards under this Plan.

(b) Any Shares tendered (by either actual delivery or attestation) (i) to pay the Option Price of an Option granted under this Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under this Plan, shall become available again for grant under this Plan.

(c) Any Shares that were subject to an SAR granted under this Plan that were not issued upon the exercise of such SAR shall become available again for grant under this Plan.

(d) Notwithstanding the foregoing, no Shares that become available for Awards granted under this Plan pursuant to this Section 4.2 shall be available for grants of Incentive Stock Options.

4.3. Annual Award Limits. Subject to Section 4.4, the maximum number of Shares for which Options or SARs may be granted to any Participant in any calendar year shall be 300,000 and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar year in the form of Restricted Stock, Restricted Stock Units, Performance Shares or Other Stock-Based Awards, in each case that are intended to be Performance-Based Compensation, shall be 300,000 (the “Annual Award Limits”). The maximum aggregate amount that may be paid under an Award of Performance Units, Cash-Based Awards or any other Award that is not denominated in Shares, in each case that is intended to be Performance-Based Compensation, shall be $5 million, determined as of the date of payout.

4.4. Adjustments in Authorized Shares. Adjustment in authorized Shares available for issuance under the Plan or under an outstanding Award and adjustments in Annual Award Limits shall be subject to the following provisions:

(a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to

(i)	the maximum number and class of Shares or other stock or securities with respect to which Awards may be granted under the Plan,

(ii)	the maximum number and class of Shares or other stock or securities that may be issued upon exercise of Incentive Stock Options,

(iii)	the maximum number and class of Shares or other stock or securities with respect to which Awards may be granted to any Eligible Individual in any calendar year,

(iv)	the number and class of Shares or other stock or securities, cash or other property which are subject to outstanding Awards granted under the Plan and the exercise price thereof, if applicable, and

(v)	the Performance Measures.

(b) Any adjustment in the Shares or other stock or securities pursuant to Section 4.4(a):

(i)	subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Code Section 424(h)(3) and only to the extent otherwise permitted by Code Sections 422 and 424,

(ii)	subject to outstanding Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Awards as Performance-Based Compensation,

(iii)	with respect to any Award that is not subject to Code Section 409A, shall be made in a manner that would not subject the Option or Award to Code Section 409A and

(iv)	with respect to any Award that is subject to Code Section 409A, shall be made in a manner that complies with Code Section 409A and all regulations and other guidance issued thereunder.

(c) The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Article 5. Eligibility and Participation

Subject to the provisions of this Plan, the Committee may, from time to time, select those Eligible Individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the terms of this Plan and the amount of each Award.

Article 6. Stock Options

6.1. Grant of Options. Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of an Option shall be evidenced by an Award Agreement which shall specify whether the Option is a Nonqualified Stock Option or an Incentive Stock Option.

6.2. Option Price. The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement evidencing such Option; provided, however, that the Option Price must be at least equal to 100% of the FMV of a Share as of the Option’s Grant Date, subject to adjustment pursuant to Section 4.4.

6.3. Term of Option. Options granted hereunder shall be for such term as the Committee shall determine; provided that an Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; and provided, further, however, that the Committee may provide that, upon the death of the Participant prior to the expiration of an Option (other than an Incentive Stock Option), the Option may be exercised for up to one (1) year following the date of the Participant’s death, even if such period extends beyond ten (10) years from the date the Option is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the earlier to expire of the maximum term of the Option and the 10th anniversary of the date it is granted.

6.4. Vesting and Exercise of Option. An Option shall become vested and exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. The Award Agreement shall set forth the terms and conditions that will apply to an Option upon and following a Participant’s Termination. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

6.5. Payment of Option Price. An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:

(a) In cash or its equivalent;

(b) If permitted by the Committee, by tendering (either by actual delivery or attestation) previously acquired Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee; any Shares transferred to the Company as payment of the Option Price under an Option shall be valued at their Fair Market Value on the last business day preceding the date of exercise of such Option;

(c) If permitted by the Committee, by a cashless (broker-assisted) exercise;

(d) If permitted by the Committee, through Share withholding as a result of which the number of Shares issued upon exercise of an Option would be reduced by a number of Shares having a Fair Market Value equal to the Option Price;

(e) By any combination of (a), (b), (c) and (d); or

(f) Any other method approved or accepted by the Committee in its sole discretion.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

6.6. Transferability. Except as otherwise provided in this Section 6.6, no Option shall be transferable by the Participant (a) other than by will or by the laws of descent and distribution, or (b) in the case of an Option other than an ISO, other than pursuant to a qualified domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act) (“Domestic Relations Order”). An Option shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative, or by a transferor holding an Option as a result of a transfer pursuant to a Domestic Relations Order (in the case of an Option other than an ISO). The Committee may set forth in the Agreement evidencing an Option (other than an ISO), at the time of grant or thereafter, that the Option, or a portion thereof, may be transferred to any third party, including, but not limited to, members of the Participant’s immediate family, trusts solely for the benefit of such immediate family members and partnerships in which such family members or trusts are the only partners. In addition, for purposes of the Plan, unless otherwise determined by the Committee at the time of grant or thereafter, a transferee of an Option pursuant to this Section 6.6 shall be deemed to be the Participant; provided that the rights of any such transferee thereafter shall be nontransferable except as determined otherwise by the Committee. For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

6.7. Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an Option granted in the form of an ISO to a Participant shall be subject to the following rules:

(a) Special ISO definitions:

(i)	“ISO Parent Corporation” shall mean as of any applicable date a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).

(ii)	“ISO Subsidiary” shall mean as of any applicable date any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).

(iii)	A “10% Owner” is an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its ISO Parent Corporation or any ISO Subsidiary.

(b) Eligible Employees. An ISO may be granted only to an Eligible Individual who is an Employee of the Company, ISO Parent Corporation, or ISO Subsidiary.

(c) Specified as an ISO. An Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.

(d) Option Price. The Option Price of an ISO granted shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, that the Option Price per Share must be at least equal to 100% of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% Owners, the Option Price may not be not less than 110% of such Fair Market Value), subject to adjustment provided for under Section 4.4.

(e) Right to Exercise. Any ISO granted to a Participant shall be exercisable during his or her lifetime solely by such Participant.

(f) Exercise Period. The period during which a Participant may exercise an ISO shall not exceed ten years (five years in the case of a Participant who is a 10% Owner) from the date on which the ISO was granted.

(g) Dollar Limitation. To the extent that the aggregate Fair Market Value of (i) the Shares with respect to which Options designated as Incentive Stock Options plus (ii) the shares of stock of the Company, ISO Parent Corporation and any ISO Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of an ISO during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, (x) Options shall be taken into account in the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options, and (y) the Fair Market Value of the Shares shall be determined as of the Grant Date of the Option or the date the other Incentive Stock Option is granted.

(h) Duration of Plan. No ISO may be granted more than ten years after the earlier of (a) adoption of this Plan by the Board and (b) the date the stockholders approve the Plan.

(i) Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO, such Participant shall notify the Company of such disposition within 30 days thereof. The Company shall use such information to determine whether a disqualifying disposition as described in Code Section 421(b) has occurred.

6.8. Effect of Change in Control. Any specific terms applicable to an Option in the event of a Change in Control shall be set forth in the applicable Award Agreement.

Article 7. Stock Appreciation Rights

7.1. Grant of SARs. SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of SARs shall be evidenced by an Award Agreement.

7.2. Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, that the Grant Price must be at least equal to 100% of the FMV of a Share as of the Grant Date, subject to adjustment pursuant to Section 4.4.

7.3. Term of SARs. The term of an SAR granted to a Participant shall be determined by the Committee, in its sole discretion; provided that an SAR shall not be exercisable after the expiration of ten (10) years from the date it is granted; and provided, further, however, that the Committee may provide that, upon the death of the Participant prior to the expiration of an SAR, the SAR maybe exercised for up to one (1) year following the date of the Participant’s death, even if such period extends beyond ten (10) years from the date the SAR is granted. The Committee may, subsequent to the granting of any SAR, extend the term thereof, but in no event shall the term as so extended exceed the earlier to expire of the maximum term of the SAR and the 10th anniversary of the date it is granted.

7.4. Vesting and Exercise of SARs. An SAR shall become vested and exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. The Award Agreement shall set forth the terms and conditions that will apply to an SAR upon and following a Participant’s Termination.

7.5. Notice of Exercise. An SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the SAR is to be exercised.

7.6. Settlement of SARs. Upon the exercise of an SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 7.5, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price

(b) The number of Shares with respect to which the SAR is exercised.

Payment shall be made in cash, Shares or a combination thereof as provided for under the applicable Award Agreement.

7.7. Effect of Change in Control. Any specific terms applicable to an SAR in the event of a Change in Control shall be set forth in the applicable Award Agreement.

7.8. Transferability. Except as otherwise provided in this Section 7.8, no SAR shall be transferable by the Participant other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order, and an SAR shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative, or by a transferor holding a SAR as a result of a transfer pursuant to a Domestic Relations Order. The Committee may set forth in the Award Agreement evidencing an SAR, at the time of grant or thereafter, that the Award, or a portion thereof, may be transferred to any third party, including, but not limited to, members of the Participant’s immediate family, trusts solely for the benefit of such immediate family members and partnerships in which such family members or trusts are the only partners. In addition, for purposes of the Plan, unless otherwise determined by the Committee at the time of grant or thereafter, a transferee of an SAR pursuant to this Section 7.8 shall be deemed to be the Participant; provided that the rights of any such transferee thereafter shall be nontransferable except as determined otherwise by the Committee. For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren.

Article 8. Restricted Stock

8.1. Grant of Restricted Stock. Restricted Stock may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Restricted Stock shall be evidenced by an Award Agreement.

8.2. Nature of Restrictions. Each grant of Restricted Stock shall subject to a Restriction Period that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a) A requirement that a Participant pay a stipulated purchase price for each Share of Restricted Stock;

(b) Restrictions based upon the achievement of specific performance goals;

(c) Time-based restrictions on vesting following the attainment of the performance goals; and

(d) Time-based restrictions.

Restricted Stock subject to vesting restrictions based upon the achievement of specific performance goals, whether alone or in conjunction with time-based vesting restrictions, is referred to in the Plan as “Performance-Based Restricted Stock”).

8.3. Issuance of Shares. The Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession or retain the shares in a book entry account in Participant’s name (with appropriate stop transfer instructions to the account custodian, administrator or the Company’s corporate secretary) until such time as all conditions or restrictions applicable to such Shares have been satisfied or lapse. Upon the lapse of the restrictions on Shares of Restricted Stock and subject to the satisfaction of any conditions applicable to the Award (including the satisfaction of all applicable tax withholding obligations), the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares of Restricted Stock, free of all restrictions hereunder.

8.4. Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.2, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear such legend as determined by the Committee in its sole discretion. Shares in a book entry account in Participant’s name may have appropriate stop transfer instructions to the account custodian, administrator or the Company’s corporate secretary as determined by the Committee in its sole discretion.

8.5. Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s applicable Award Agreement, to the extent permitted or required by law, as determined by the Committee, a Participant holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.6. Treatment of Dividends. At the time an Award of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be

(i)	deferred until the lapsing of the restrictions imposed upon such Shares and

(ii)	held by the Company for the account of the Participant until such time.

In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

8.7. Effect of Change in Control. Any specific terms applicable to Shares of Restricted Stock in the event of a Change in Control shall be set forth in the applicable Award Agreement.

Article 9. Restricted Stock Units

9.1. Grant of Restricted Stock Units. Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.

9.2. Nature of Restrictions. Each grant of Restricted Stock Units shall be subject to a Restriction Period that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a) A requirement that a Participant pay a stipulated purchase price for each Restricted Stock Unit; and

(b) Time-based restrictions.

9.3. Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder or the Shares corresponding to any Restricted Stock Units granted hereunder.

9.4. Settlement and Payment of Restricted Stock Units. Each Restricted Stock Unit shall represent the right of the Participant to receive a payment upon vesting of the Restricted Stock Unit or on any later date specified by the Committee equal to the Fair Market Value of a Share as of the date the Restricted Stock Unit was granted, the vesting date or such other date as determined by the Committee at the time the Restricted Stock Unit was granted. The Committee may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit. The Committee may provide for the settlement of Restricted Stock Units in cash or with Shares having a Fair Market Value equal to the payment to which the Participant has become entitled.

9.5. Effect of Change in Control. Any specific terms applicable to Restricted Stock Units in the event of a Change in Control shall be set forth in the applicable Award Agreement.

Article 10. Performance Shares

10.1. Grant of Performance Shares Units. Performance Shares may be granted to Participants in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Performance Shares shall be evidenced by an Award Agreement.

10.2. Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, shall determine the number of Performance Shares with respect to which a Participant will be entitled to payment.

10.3. Earning of Performance Shares. After the applicable Performance Period has ended, the number of Performance Shares earned by the Participant over the Performance Period shall be determined based on the extent to which the applicable performance goals have been achieved. This determination shall be made solely by the Committee.

10.4. Form and Timing of Payment of Performance Shares. As soon as practicable following the close of the applicable Performance Period, or on such later date as the applicable Award Agreement may specify, payment in respect of all earned Performance Shares shall be made in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee.

10.5. Effect of Change in Control. Any specific terms applicable to Performance Shares in the event of a Change in Control shall be set forth in the applicable Award Agreement.

Article 11. Performance Units

11.1. Grant of Performance Units. Subject to the terms and provisions of this Plan, Performance Units may be granted to a Participant in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Performance Units shall be evidenced by an Award Agreement.

11.2. Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, will determine the number of Performance Units that shall be settled and paid to the Participant.

11.3. Earning of Performance Units. After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined based on the extent to which the applicable performance goals have been achieved. This determination shall be made solely by the Committee.

11.4. Form and Timing of Payment of Performance Units. As soon as practicable following the close of the applicable Performance Period, or on such later date as the applicable Award Agreement may specify, payment in respect of all earned Performance Units shall be made in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee.

11.5. Effect of Change in Control. Any specific terms applicable to Performance Units in the event of a Change in Control shall be set forth in the applicable Award Agreement.

Article 12. Other Stock-Based Awards and Cash-Based Awards

12.1. Grant of Other Stock-Based Awards and Cash-Based Awards. (a) The Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan, including the grant or offer for sale of unrestricted Shares, in such amounts and subject to such terms and conditions as the Committee shall determine, in its sole discretion. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

(b) The Committee, at any time and from time to time, may grant Cash-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.

(c) Each grant of Other Stock-Based Awards and Cash-Based Awards shall be evidenced by an Award Agreement.

12.2. Value of Other Stock-Based Awards and Cash-Based Awards. (a) Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee, in its sole discretion.

(b) Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

12.3. Payment of Other Stock-Based Awards and Cash-Based Awards. Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Awards shall be made in accordance with the terms of the applicable Award Agreement in cash, Shares or a combination of both as determined by the Committee in its sole discretion.

Article 13. Transferability of Awards and Shares

13.1. Transferability of Awards. Except as provided in Section 6.6, 7.8 or 13.2, no Award, in whole or in part, shall be (i) sold, transferred or otherwise disposed of, (ii) pledged or otherwise hypothecated or (iii) subject to attachment, execution or levy of any kind; and any purported transfer in violation of this Section 13.1 shall be null and void.

13.2. Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 13.1, any or all Awards (other than Options and SARs, the transferability of which is addressed in Sections 6.6 and 7.8 respectively) shall be transferable, without compensation to the transferor, subject to such terms and conditions as the Committee may deem appropriate; provided, however, that no Award may be transferred for value without shareholder approval.

13.3. Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, restrictions under the requirements of any stock exchange or market upon which such Shares are then listed or traded and restrictions under any blue sky or state securities laws applicable to such Shares.

Article 14. Performance-Based Compensation and Compliance with Code Section 162(m)

14.1. Compliance with Section 162(m). The provisions of the Plan are intended to ensure that all Options and SARs granted hereunder to any Participant qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(c) and that such Options and SARs shall therefore be considered Performance-Based Compensation and this Plan shall be interpreted and operated consistent with that intention. The Committee shall have the sole authority to specify which Awards are to be granted in compliance with Section 162(m) and treated as Performance-Based Compensation. In the absence of a designation by the Committee with respect to any Award, each award of Performance-Based Restricted Stock, Performance Share Units, or Performance Units shall be intended to be treated as Performance-Based Compensation.

14.2. Performance Measures. The performance goals applicable to the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Book value;

(b) Cash flow;

(c) Earnings;

(d) Earnings before or after any of, or any combination of, interest, taxes, depreciation, and amortization (EBITDA);

(e) Economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(f) Expenses/costs;

(g) Gross or operating margins;

(h) Gross or net revenues;

(i) Market share;

(j) Net income;

(k) Operating income/profit;

(l) Pre-tax income;

(m) Profit;

(n) Profitability ratios;

(o) Share price;

(p) Total shareholder return;

(q) Transactions relating to acquisitions or divestitures; and

(r) Working capital.

Any Performance Measure(s) may, as the Committee in its sole discretion deems appropriate:

(i)	relate to the performance of the Company or any Subsidiary as a whole or any business unit or division of the Company or any Subsidiary or any combination thereof,

(ii)	be compared to the performance of a group of comparator companies selected by the Committee, a published list of companies or special index,

(iii)	be based on change in the Performance Measure over a specified period of time and such change may be based on an arithmetic change over the specified period, such as cumulative change or average change, or percentage change over the specified period such as cumulative percentage change, average percentage change and compounded percentage change,

(iv)	relate to or be compared to one or more other Performance Measures,

(v)	be expressed on a per Share basis, or

(vi)	be based on any combination of the foregoing.

The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 14, provided that with respect to any Award that is intended to be Performance-Based Compensation, such acceleration is permitted under Code Section 162m.

In the case of an Award that is intended to constitute Performance-Based Compensation, the Performance Measures with respect to a Performance Period shall be established in writing by the Committee by the earlier of (i) the date on which a quarter of the Performance Period has elapsed and (ii) the date which is ninety (90) days after the commencement of the Performance Period and in any event while the performance relating to the Performance Measures remain substantially uncertain.

14.3. Evaluation of Performance. The Committee may provide in any Award intended to qualify as Performance-Based Compensation that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period:

(a)	asset write-downs,

(b)	litigation or claim judgments or settlements,

(c)	the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported financial results,

(d)	any reorganization and restructuring programs,

(e)	Extraordinary Items,

(f)	acquisitions or divestitures, and

(g)	foreign exchange gains and losses.

To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form and a manner that is permitted under Code Section 162(m). Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Award intended to qualify as Performance-Based Compensation, the Committee shall certify in writing the extent to which the applicable Performance Measures have been satisfied.

14.4. Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted in a manner that increases the amount payable thereunder to a Covered Employee. The Committee shall retain the discretion to adjust such Awards in a manner that reduces the amount payable thereunder, on a formula or discretionary basis or any combination thereof, as the Committee determines, in its sole discretion.

14.5. Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures or permit flexibility with respect to the terms of any Award or Awards to be treated as Performance-Based Compensation without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.2.

14.6. Certain 162(m) Transition Relief. For Awards of Options, SARs and Restricted Stock granted during the Transition Period (“Transition Awards”), the Company intends to rely, to the maximum extent possible, on the Code Section 162(m) transition relief provided in Treas. Reg. 1.162-27(f). Accordingly, to the extent such relief is available and exemption from the application of Code Section 162(m) is available without such an Award qualifying as Performance-Based Compensation, any of the requirements in this Plan applicable to Awards intended to qualify as Performance-Based Compensation shall not apply to Transition Awards and no Transition Award shall be deemed to be an Award intended to qualify as Performance-Based Compensation. With respect to Awards other than Transition Awards, and following the Transition Period with respect to grants of Options, SARs and Restricted Stock, the stockholder approval and other requirements of Code Section 162(m) must be satisfied with respect to any Awards intended to qualify as Performance-Based Compensation.

Article 15. Nonemployee Director Awards

15.1. Awards to Nonemployee Directors. The Board or Committee shall determine and approve all Awards to Nonemployee Directors. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.

15.2. Awards in Lieu of Fees. The Board or Committee may permit a Nonemployee Director the opportunity to receive an Award in lieu of payment of all or a portion of future director fees (including but not limited to cash retainer fees and meeting fees) or other types of Award pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in an applicable sub-plan or Award Agreement.

Article 16. Effect of Certain Transactions

Except as otherwise provided in the applicable Award Agreement, in connection with:

(a)	the liquidation or dissolution of the Company or

(b)	a merger or consolidation of the Company (a “Transaction”),

either

(x)	each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Transaction, which may include, in the sole discretion of the Committee or the parties to the Transaction, the assumption or continuation of such Awards by, or the substitution for such Awards of new options and awards of, the surviving, successor or resulting entity, or a parent or subsidiary thereof, with such adjustments as to the number and kind of shares or other securities or property subject to such new options or awards, option exercise prices and other terms of such new options and awards as the Committee or the parties to the Transaction shall agree; or

(y)

if not so provided in such agreement, all outstanding Awards shall terminate upon the consummation of the Transaction; provided, however, that vested Awards shall not be terminated without (i) in the case of vested Options and SARs, (A) providing the holders of affected Options and SARs a reasonable period of time prior to the date of the consummation of the Transaction to exercise the Options and SARs, or (B) providing the holders of affected Options and SARs payment (in cash or other consideration) in respect of each Share covered by the Option or SARs being cancelled an amount equal to the excess, if any, of the per Share price to be paid or distributed to stockholders in the Transaction (the value of any non-cash consideration to be determined by the Committee in good faith) over the Option Price of the Option or the Grant Price of the SARs, or (ii) in the case vested Awards other than Options or SARs, providing the holders of affected Awards payment (in cash or other consideration) in respect of each Share covered by the Award being cancelled of the per Share price to be paid or distributed to stockholders in the Transaction, in each case with the value of any non-cash consideration to be determined by the Committee in good faith. For the avoidance of doubt, if the amount determined pursuant to clause (y)(i)(B) above is zero or less, the affected Option or SARs may be cancelled without any payment therefor.

In the event that provision is made in writing as aforesaid in connection with a Transaction, the Plan and the unexercised Options and other outstanding Awards theretofore granted or the new options or awards substituted therefor shall continue in the manner and under the terms provided in such writing.

Without limiting the generality of the foregoing or being construed as requiring any such action, in connection with any such Transaction the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, cause any one or more of the following actions to be taken effective upon or at any time prior to any Transaction (and any such action may be made contingent upon the occurrence of the Transaction):

(i)	cause any or all outstanding Awards to become fully vested and immediately exercisable (as applicable),

(ii)	cancel any or all Options and SARs upon consummation of the Transaction by:

(A)	providing the holders of affected Options and SARs a reasonable period of time prior to the date of the consummation of the Transaction to exercise the Options and SARs (whether or not they were otherwise exercisable) or

(B)	providing the holders of affected Options and SARs payment (in cash or other consideration) in respect of each Share covered by the Option or SARs being cancelled an amount equal to the excess, if any, of the per Share price to be paid or distributed to stockholders in the Transaction (the value of any non-cash consideration to be determined by the Committee in good faith) over the Option Price of the Option or the Grant Price of the SARs; provided, however, that if the amount determined pursuant to the this clause is zero or less, the affected Options or SARs may be cancelled without any payment therefor; and

(iii)	cancel any or all other Awards upon consummation of the Transaction by providing the holders of affected Awards payment (in cash or other consideration) in respect of each Share covered by the Award being cancelled of the per Share price to be paid or distributed to stockholders in the Transaction (the value of any non-cash consideration to be determined by the Committee in good faith), which may, in the case of unvested Awards, be paid in accordance with the vesting schedule of the Award as set forth in the applicable Award Agreement.

For the avoidance of doubt, the cancellation of Options and SARs pursuant to this Section 16 may be effected notwithstanding anything to the contrary contained in this Plan or any Award Agreement.

Article 17. Dividend Equivalents

The Committee may grant Dividend Equivalents to a Participant based on the dividends declared and paid on Shares that are subject to any Award granted to the Participant with such Dividend Equivalents credited to the Participant as of the applicable dividend payment dates that occur during a period determined by the Committee. Such Dividend Equivalents shall be converted to and paid in cash or additional Shares or Awards by such formula and at such time and subject to such conditions and limitations as may be determined by the Committee at the time the Dividend Equivalents are awarded or at any time thereafter.

Article 18. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.

Article 19. Rights of Participants

19.1. Employment. Nothing in this Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment with the Company or any Subsidiary at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his or her employment or service as a Director or Consultant for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Subsidiary and, accordingly, subject to Articles 3 and 20, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or any Subsidiary.

19.2. Participation. No Eligible Individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

19.3. Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Company shall have issued and delivered the Shares (whether or not certificated) to the Participant, a securities broker acting on behalf of the Participant or such other nominee of the Participant and the Participant’s name, or the name of his or her broker or other nominee, shall have been entered as a shareholder of record on the books of the Company.

Article 20. Amendment and Termination

20.1. Amendment and Termination of the Plan and Awards. (a) Subject to subparagraph (b) of this Section 20.1 and Section 20.3, the Board may at any time amend or terminate the Plan or amend or terminate any outstanding Award.

(b) Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

20.2. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Sections 3.5 and 14.4, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 20.2 without further consideration or action.

20.3. Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 20.2 and 20.4, no termination or amendment of this Plan or an Award Agreement shall adversely affect any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

20.4. Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 20.4 to the Plan and any Award without further consideration or action.

Article 21. Tax Withholding

21.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of this Plan.

21.2. Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, upon the settlement of any other Award in Shares, or upon any other taxable event arising as a result of an Award granted hereunder that will result in the issuance or delivery of Shares to a Participant (collectively and individually referred to as a “Share Payment”), a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold from a Share Payment the number of Shares having a Fair Market Value on the date the withholding is to be determined equal to the withholding amount. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The Committee may provide for such consent in the applicable Award Agreement at the time of grant or at any time thereafter or may provide for such consent through the adoption of a resolution covering one or more Awards then outstanding or which may be granted thereafter.

Article 22. General Provisions

22.1. Forfeiture Events; Clawback. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable vesting of an Award.

22.2. Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

22.3. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

22.4. Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

22.5. Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

22.6. Delivery of Shares. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

22.7. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.8. Investment Representations. Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations promulgated thereunder. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares and that the Shares will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. .

22.9. Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Subsidiaries operate or have Employees, Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Subsidiaries shall be covered by this Plan;

(b) Determine which Employees, Directors or Consultants outside the United States are eligible to participate in this Plan;

(c) Modify the terms and conditions of any Award granted to Employees, Directors or Consultants outside the United States to comply with applicable foreign laws;

(d) Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any sub-plans and modifications to Plan terms and procedures established under this Section 22.9 by the Committee shall be attached to this Plan document as appendices); and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

22.10. Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a book entry or other noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

22.11. Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

22.12. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

22.13. Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

22.14. Interpretation.

(a) Section 16 Compliance. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

(b) Compliance with Code Section 409A. All Awards granted under the Plan are intended either not to be subject to Code Section 409A or, if subject to Code Section 409A, to be administered, operated and construed in compliance with Code Section 409A and all regulations and other guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Award granted hereunder in any manner or take any other action that it determines, in its sole discretion, is necessary, appropriate or advisable (including replacing any Option or Award) to cause the Plan or any Award granted hereunder to comply with Code Section 409A and all regulations and other guidance issued thereunder or to not be subject to Code Section 409A. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Code Section 409A and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan. If a Participant is a “specified employee” as defined under Code Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period).

22.15. Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

22.16. No Constraint on Corporate Action. Nothing in this Plan shall be construed to (i) limit, impair or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets or (ii) limit the right or power of the Company or a Subsidiary to take any action that such entity deems to be necessary or appropriate.

22.17. Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

22.18. Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including, without limitation, prospectuses required by the Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) and (ii) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed by the Committee.

22.19. No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

22.20. Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

22.21. Investor Status Representation. If Shares are not required to be registered under Section 12 of the Exchange Act, the Company may require any Participant to provide representation of the Participant’s status as an Accredited Investor as defined under the Securities Act prior to the grant of any Award to the Participant.

22.22. Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.